                                                                    EXHIBIT 99.1

                         FORM 4 JOINT FILER INFORMATION

 Names of Joint Filers:

 W Capital Partners III, L.P.
 WCP GP III, L.P.
 WCP GP III, LLC

 Address of Joint Filers:

 c/o W Capital Partners
 400 Park Avenue, Suite 910
 New York, NY 10022

 Designated Filer:

 W Capital Partners III, L.P.

 Issuer and Ticker Symbol:

 MindBody, Inc. [MB]

 Date of Event:

 June 24, 2015

 Signatures of Joint Filers:

 W Capital Partners III, L.P.
   By: WCP GP III, L.P.
   Its Sole General Partner
   By: WCP GP III, LLC
   Its Sole General Partner

          By: /s/ David S. Wachter
              ----------------------
              Managing Member

 WCP GP III, L.P.
   By: WCP GP III, LLC
   Its Sole General Partner

          By: /s/ David S. Wachter
              ----------------------
              Managing Member

 WCP GP III, LLC

          By: /s/ David S. Wachter
              ----------------------
              Managing Member